UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 26, 2023
Date of Report (Date of earliest event reported)

STRATA SKIN SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

(215) 619-3200
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2023, STRATA Skin Sciences, Inc. (the “Company”) and Robert Moccia (“Moccia”) entered into an employment separation agreement and release (the “Separation Agreement”), pursuant to which, among other things, as of October 30, 2023, (the “Termination Date”) Moccia resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s board of directors.  In connection with Moccia’s separation, upon the expiration of the revocation period related to the general release delivered by  Moccia to the Company, the Company agreed to pay to Moccia nine-months of his Base Salary (as defined in his employment agreement, dated March 1, 2021 (the “Moccia Employment Agreement”)), less applicable legal deductions, such as tax withholdings, as separation pay by salary continuation consistent with the Company’s normal payroll procedures.  The Company also agreed to pay to Moccia a lump sum amount equal to Moccia’s accrued but unused vacation days, less any applicable deduction such as tax withholdings.  In addition, if Moccia timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Moccia for the monthly COBRA premium paid by Moccia for himself and his dependents.  Moccia will be eligible to receive such reimbursement until the earliest of: (a) the eighteen-month anniversary following the Termination Date; (b) the date Moccia is no longer eligible to receive COBRA continuation coverage; and (c) the date on which Moccia receives substantially similar coverage from another employer or other source.  Moccia will not receive any bonus for 2023 or any other period.

The parties to the Separation Agreement agreed that any options to purchase common stock of the Company previously granted to Moccia will continue to be subject to their existing terms.  Specifically, as of the Termination Date (unless earlier exercised) Moccia and the Company agreed that Moccia has: (a) vested options, granted March 1, 2021, to purchase 1,632,590 shares of common stock with an exercise price of $1.73 but the ability to exercise such options will terminate on January 28, 2024, after which such options will expire; (b) vested options, granted March 30, 2022, to purchase up to 100,000 shares of common stock with an exercise price of $1.45 but the ability to exercise such options will terminate on January 28, 2024, after which such options will expire; (c) unvested options, granted April 3, 2023, to purchase up to 75,000 shares of common stock with an exercise price of $1.06, but these options will only be vested if certain conditions regarding a “change of control” as described in the Separation Agreement are satisfied on or prior to December 30, 2023. In the event such options vest, the ability to exercise such options will terminate on January 28, 2024, after which such options will expire.  The incentive options granted April 3, 2023, to purchase up to 75,000 shares of common stock with an exercise price of $1.06 did not vest and will be forfeited as of the Termination Date.

Subject to the foregoing restrictions and the Company’s insider trading policies, Moccia will be permitted to exercise the options as permitted under the Company’s equity incentive plan, including cashless exercises. Certain provisions contained in the Moccia Employment Agreement, survive and continue to apply under the Separation Agreement, including, but not limited to, covenants related to confidentiality, assignment of developments, and covenant not to compete.  The Company and Moccia also agreed to mutual non-disparagement and communication restriction provisions and granted customary general releases to each other.

The foregoing descriptions of the Moccia Employment Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the Moccia Employment Agreement and the Separation Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

On October 30, 2023, the Company appointed Dr. Dolev Rafaeli, PhD, (“Rafaeli”), as its Vice-Chairman of the Board, President and Chief Executive Officer.  Pursuant to such appointment, the Company and Rafaeli entered into an employment agreement, dated as of October 30, 2023 (the “Rafaeli Employment Agreement”), which provides for, among other things: (i) a three-year term of employment, commencing on October 301, 2023, (the “Start Date”), which renews for successive one year additional terms unless a party gives the other party a notice of non-renewal at least 90 days prior to the end of the then applicable employment term; (ii) an annual base salary of $500,000 minus applicable withholdings and deductions; (iii) a bonus for the fiscal year ending December 31, 2023, equal to $375,000 times a ratio equal to (a) the number of days from the Start Date until December 31, 2023, divided by (b) 365; (iv) an incentive bonus opportunity for each fiscal year of the Company, during the term of the Rafaeli Agreement, beginning on January 1, 2024, equal to 75% of his base salary for such year; (iv) participation in long-term incentive plans and employee benefit plans, including health and 401(k) plans generally in effect for the Company’s employees; (v) 24 days of annual vacation, plus 10 established holiday days, per full calendar year of employment; and (vi) an automobile and maintenance allowance of $1,250 per month.  In addition, on the Start Date, Rafaeli, will be awarded an option to purchase 1,745,569 shares of common stock, which options will vest in twelve equal quarterly amounts over a period of three years from the Start Date (the “Option”). The options will be subject to the reasonable and customary terms of definitive option award agreement.  The Option shall be granted in the form of a stock option agreement (the “Option Agreement”) attached hereto as Exhibit 10.4 and is intended to constitute an employment inducement grant under Nasdaq Listing Rule 5635(c)(4).

The Company will also pay Rafaeli a lump sum cash bonus equal to two times his then base salary if, during the term of his employment, a “Change in Control” (as defined in the Company’s 2016 Omnibus Incentive Plan, as amended from time to time) occurs, with such bonus payable within 15 days after the consummation of such Change in Control.  The Company also agreed to reimburse Rafaeli for premiums paid to receive health continuation coverage under his prior employers plans for the period from the Start Date through the date Rafaeli is eligible to participate in the Company’s medical, dental and visions plans.

The Rafaeli Employment Agreement provides Rafaeli with severance benefits in the event that his employment is terminated under certain circumstances, including by Rafaeli for “Good Reason” and by the Company “other than for Cause” (each as defined in the Rafaeli Employment Agreement).  Upon the termination of Rafaeli’s employment, he will automatically resign as a member of the Company’s board of directors.  Pursuant to the Rafaeli Employment Agreement, Rafaeli is subject to confidentiality, assignment of intellectual property, and restricted activities covenants, the latter of which continues for 18 months after his separation from employment.

Rafaeli (age 60) has over 30 years of public and private company experience, across various industries, encompassing healthcare, medical device, and consumer and industrial services field. He served as the Company’s President and Chief Executive Officer from 2018 to 2021 and previously served, from 2011 to 2017, as the President and Chief Executive Officer of PhotoMedex (Nasdaq: PHMD), the company that developed the technology and the unique go-to market of the XTRAC and VTRAC and had sold that business to the Company in 2015.  Additionally, from 2006 to 2017, he served as the President and Chief Executive Officer of Radiancy Inc., a subsidiary of PhotoMedex.  Rafaeli graduated with a BSc in industrial engineering and management cum laude and an MSc in operations management summa cum laude from the Technion-Israel Institute of Technology and holds a PhD in business management from the Technion-Israel Institute of Technology and holds a PhD in business management from Century University and an MBA summa cum laude from Cornell University.  Rafaeli does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.  There have been no transactions, nor are there any current proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Rafaeli, or any member of his immediate families, had, or will have, a direct or indirect material interest.
The foregoing description of the Rafaeli Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and the form of the Option Agreement, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

On October 30, 2023, the Company entered into a retention agreement (the “Retention Agreement”) with Chris Lesovitz (“Lesovitz”) in order to provide an incentive to Lesovitz to remain continuously employed by the Company until the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2023 (the “2023 10-K”).  Pursuant to the Retention Agreement, the Company has agreed to pay to Lesovitz an aggregate amount of $142,500.00.  The Retention Bonus will be paid one-half concurrently with Lesovitz’s final payroll at the end of 2023 and one-half concurrent with the filing of the Company’s 2023 Form 10-K.

The foregoing description of the Retention Agreement does not purport to be completed and is qualified in its entirety by refences to the Retention Agreement which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this time 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Securityholders.

On October 26, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”).  The matters voted upon at the Annual Meeting were:

(a)	election of the five (5) director nominees named in its proxy statement dated September 25, 2023;
(b)	ratification of the appointment by the Audit Committee of the Board of Directors of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
(c)
approval of an amendment to its existing Certificate of Incorporation (our “Current Charter”) to effect a reverse stock split of its common stock at a reverse stock split ratio not less than 1-for-5 and no greater than 1-for-25, with the exact split ratio, if approved and effected at all, to be set within that range at the discretion of the Board of Directors and publicly announced by the Company within 6 months after stockholder approval at the Annual Meeting without further approval or authorization of the Company’s stockholders’;

(d)	an advisory vote to approve the compensation of the Company’s named executive officers;
(e)	an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and
(f)	conducting any other business properly brought before the meeting.

1.	Each of the director’s nominees to the Company’s board of directors was elected:

Nominees	Votes For	Votes Withheld	Broker Non-Vote
Uri Geiger	24,964,683	524,910	4,225,530
Irit Yaniv	24,962,618	526,987	4,225,530
Wayne Cafran	25,157,665	331,940	4,225,530
Shmuel Rubinstein	24,969,443	520,150	4,225,530
Robert Moccia	23,978264	1,511,341	4,225,530

2.
Ratification of the selection by the Audit Committee or the Board of Directors of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, was approved.

Votes For	Votes Against	Abstain	Broker Non-Vote
29,594,033	104,833	16,269	0

3.
The amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its common stock at a reverse stock split ratio not less than 1-for-5, and no greater than 1-for-25 with the exact split ratio, it approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by the Company within 6 months after stockholder approval at the Annual Meeting without further approval or authorization of the Company’s Stockholders was approved.

Votes For	Votes Against	Abstain	Broker Non-Vote
29,015,257	643,214	56,652	0

4.	The advisory vote to approve the compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstain	Broker Non-Vote
24,094,572	1,372,175	22,842	4,225,530

5.	The advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers was approved.

One Year	Two Years	Three Years	Abstain
11,807,110	55,248	13,612,361	14,886

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Employment Agreement, dated as of March 1, 2021, between Robert Moccia and STRATA Skin Sciences, Inc. (Incorporated by reference as filed in Strata Skin Sciences, Inc. 8K March 1, 2021)
10.2	Employment Separation Agreement and Release, dated as of October 30, 2003, between Robert Moccia and STRATA Skin Sciences, Inc.
10.3	Employment Agreement, dated as of October 30, 2023, between Dolev Rafaeli and STRATA Skin Sciences, Inc.
10.4	Form of Stock Option Agreement between Dolev Rafaeli and STRATA Skin Sciences, Inc.
10.5	Retention Agreement, dated October 30, 2023, between Chris Lesovitz and STRATA Skin Sciences, Inc.
99.1	Press release, dated October 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Dated: October 30, 2023

	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer